EXHIBIT 99.2

NEWS RELEASE for September 1, 2005, at 7:35 a.m. EDT

Contact:	Allen & Caron Inc
	Michael Lucarelli (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL CORPORATION TO PRESENT AT KAUFMAN BROS.

 EIGHTH ANNUAL INVESTOR CONFERENCE IN NEW YORK CITY

Conference to Be Held September 7th and 8th at The W New York Hotel

SO. ST. PAUL, MN (September 1, 2005) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, today announced that President and CEO Kevin McGrath will be presenting at the Eighth annual Kaufman Bros., L.P. Investor Conference being held September 7th and 8th at The W Hotel in New York.

McGrath will be speaking on September 8th from 4:10 p.m. to 4:40 p.m. in the hotel’s Forest Ballroom II.   The hotel is located at 541 Lexington Avenue.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, humans and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq:ADSX). For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

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